UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

MERCURY GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	001-12257	95-221-1612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4484 Wilshire Boulevard

Los Angeles, California 90010

(Address of Principal Executive Offices)

(323) 937-1060

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Mercury General Corporation held its Annual Meeting of Shareholders on May 11, 2011. The matters voted upon at the meeting included the election of all nine directors, an advisory vote on executive compensation and an advisory vote on the frequency of the advisory vote on executive compensation. The votes cast with respect to these matters were as follows:

Election of Directors:

Nominee	Number of Shares Voted For	Number of Shares Withheld

Nathan Bessin	46,512,870	2,171,484
Bruce A. Bunner	48,155,945	528,409
Michael D. Curtius	48,207,978	476,376
Richard E. Grayson	48,092,484	591,870
George Joseph	48,208,896	475,458
Martha E. Marcon	48,082,670	601,684
Donald. P. Newell	48,060,237	624,117
Donald R. Spuehler	48,030,610	653,744
Gabriel Tirador	48,272,779	411,575

Advisory Vote on the Compensation of our Named Executive Officers:

The shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers as described in our Proxy Statement, by the following votes:

For	Against	Abstain
47,272,626	1,117,674	294,054

Advisory Vote on the Frequency of the Advisory Vote on the Compensation of our Named Executive Officers:

The shareholders voted, on an advisory, non-binding basis, that the frequency of the advisory vote on compensation of named executive officers should be as follows:

3 Years	2 Years	1 Year	Abstain
37,372,135	137,691	10,888,238	286,290

Consistent with the votes cast with respect to this matter, the Company’s board of directors has determined to hold an advisory vote on compensation of named executive officers every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2011	MERCURY GENERAL CORPORATION

	By:	/s/ THEODORE STALICK
Name: Theodore Stalick
Its: Chief Financial Officer